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                                                                    Exhibit 23.1


[DELOITTE LOGO]

                                                         DELOITTE & TOUCHE LLP
                                                         Suite 3900
                                                         111 SW Fifth Avenue
                                                         Portland, OR 97204-3642
                                                         USA

                                                         Tel: + 1 503 222 1341
                                                         Fax: + 1 503 224 2172
                                                         www.deloitte.com


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of The Greenbrier Companies, Inc. on Form S-3 of our reports dated November 11, 2004, appearing in the Annual Report on Form 10-K of The Greenbrier Companies, Inc. for the year ended August 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP

Portland, Oregon
December 10, 2004